Exhibit 99.1

Bergio International Announces Acquisition Of Global Online Jewelry Retailer, Aphrodite’s

Thursday, February 18, 2021 7:30 AM

Transaction Immediately Increases Company’s Projected 2021 Revenues By Over 16.5 Times Its 2019 Revenues Of Approximately $600 Thousand; Transaction Compensation Was In Stock & Cash.

FAIRFIELD, NJ / ACCESSWIRE / February 18, 2021 / Bergio International, Inc. (“Bergio,” or the “Company”) (OTC PINK:BRGO), a leading designer, manufacturer, and retail outlet for the Bergio Brand of designer jewelry, including exquisite proprietary collections of rings, necklaces, earrings, and other fine accessories today announced that it has acquired all the assets and liabilities of Aphrodite’s, from Digital Age Business, Inc., (the “Seller”). Aphrodite’s had revenues in excess of $10 million in 2020.

Digital Age Business is a cutting edge, internationally known and proven Digital & Advertising Agency with a team that has provided services and advice to high-end clients, such as Audi, Cisco, Coca-Cola, Cheetos, and Maserati, with branding, marketing, web applications, mobile applications and consulting & trend analysis services. Digital Age Business now launches and invests in exciting companies in technology & eCommerce. They are known for their forward & dynamic approach to digital-based business concepts.

Aphrodite’s was a premier company from the Digital Age Business portfolio that grew to over $31 million dollars in revenue in 4 years from its inception at the end of 2016. An audit is being conducted as part of the acquisition to fully include Aphrodite’s financials with Bergio’s.

Jonathan Foltz, CEO of Digital Age Business, said: “The vision of Aphrodite’s was to leave a considerable footprint in the women’s lifestyle industry with something new and exciting around the globe. We have grown incredibly fast without a single outside equity investor, and I believe it is time for us now to get to the next level. We most definitely cannot do this alone.

With the support from Berge Abajian, an incredible business mind and 3rd generation jeweler, we are adding important components to the business of jewelry & accessories, including Bergio’s connections to factories and manufacturing and operational skill sets that are needed. I am seeing incredible synergies between the two companies that will highly benefit from each other’s collaboration.”

Berge Abajian, CEO of Bergio International, Inc., stated, “We have always intended to expand the Company’s retail brick-and-mortar presence across the globe, but with the technological platform and personnel’s expertise we have acquired in this transaction, we can now also immediately become a direct to consumer ‘player’ in the global internet jewelry market.

For the past few years, we have been getting ready to become active in the acquisition of additional footprints globally, and we feel that the acquisition of Aphrodite’s will make us even more attractive to target companies because we now have, in-house, an enviable synergistic team composed of Bergio’s traditional know-how merged with the ‘young Turk’ entrepreneurs’ knowledge and specific expertise in the technological aspects and marketing ability in the online global marketplace. The ability to potentially increase a target’s revenues with our worldwide presence and technological know-how should be extremely attractive to potential acquisition partners…plus the ability to have access to financial resources for growth and to be part of a publicly-traded company with ownership equity will make a lot of sense to a multitude of companies.”

For more detailed information on the transaction, please see our Current Report on Form 8K filed on Wednesday 2/17/2021 with the SEC: (https://www.sec.gov/Archives/edgar/data/1431074/000139390521000063/brgo_8k.htm )

For further information on Aphrodite’s, please go to (https://www.aphrodites.com )

For further information on Digital Age Business, Inc., please go to (www.DigitalAgeBusiness.com )

About Bergio International, Inc.

The Bergio brand is our most important asset. The Bergio brand is associated with high-quality, handcrafted, and individually designed pieces with European sensibility, Italian craftsmanship, and a bold flair for the unexpected. Bergio is one of the most coveted brands of fine jewelry. Established in 1995, Bergio’s signature innovative design, coupled with extraordinary diamonds and precious stones, earned the company recognition as a highly sought-after purveyor of rare and exquisite treasures from around the globe. As President, CEO, and Head Designer of Bergio, Berge Abajian performs a highly successful balancing act, accomplished with equal parts precision and passion. An informed and inspirational leader, Berge directs the company with the eye and soul of a designer and the mind of a businessman. The role that is perhaps closest to his heart, however, is that of designer. With family jewelry roots reaching back the 1930s, Berge is a third-generation jeweler and a purist when it comes to design. Berge’s understanding of every aspect, in both design and manufacturing, creates collections that are nothing short of peerless in craftsmanship and style. Berge creates a collection; he looks well beyond the drawing board. Berge focuses on the woman who will ultimately wear his pieces, bringing to creation a magnificent piece of jewelry that reflects the beauty and vitality a woman possesses. Bergio creations are a seamless blend of classic elegance and subtle flair, adding to a woman’s charm while never overpowering her.

It is our intention to establish Bergio as a holding company for the purpose of establishing retails stores worldwide. Our branded product lines are products and/or collections designed by our designer and CEO Berge Abajian and will be the centerpiece of our retail stores. We also intend to complement our own quality-designed jewelry with other products and our own specially-designed handbags. This is in line with our strategy and belief that a brand name can create an association with innovation, design, and quality, which helps add value to the individual products as well as facilitate the introduction of new products.

For further information, please visit our website at www.bergio.com.

This press release includes forward-looking statements regarding our business strategy and plans as well as expectations of future growth, all of which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical in nature and include those related to future financial and operating results, benefits, and synergies of the combined companies, statements concerning the Company’s outlook, pricing trends, and forces within the industry, the completion dates of capital projects, expected sales growth, cost reduction strategies, and their results, long-term goals of the Company and other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including changes in the general economy; changes in demand for the Company’s products or in the cost and availability of its raw materials; the actions of its competitors; the success of our customers; technological change; changes in employee relations; government regulations; litigation, including its inherent uncertainty; difficulties in plant operations and materials; transportation, environmental matters; and other unforeseen circumstances. A number of these factors are discussed in the Company’s previous filings with the U.S. Securities and Exchange Commission, including those detailed under the caption “Risk Factors” in our Annual Report for the year ended December 31, 2019 filed with the SEC. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 (the “Act”) protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

CONTACT:

Berge Abajian

Bergio International, Inc.

(973) 227-3230

PR Contact:

John Guercio

Bergio International, Inc. & Aphrodite’s Marketing

(845) 216-3100